UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2026

SAB BIOTHERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39871	85-3899721
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 W 41st St Suite 401
Miami Beach, Florida		33140
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 305 845-2813

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	SABS	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of Common Stock	SABSW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 28, 2026 (the “Effective Date”), SAB Biotherapeutics, Inc., a Delaware corporation (the “Company” or “SAB BIO”) entered into a Master Manufacturing Services Agreement (the “MSA”) with Emergent BioSolutions Canada Inc. (“Emergent”). Pursuant to the MSA, Emergent will perform clinical and commercial manufacturing and related services for the Company with respect to SAB-142 (the “Product”) at Emergent’s facility in Canada.

The MSA commences on the Effective Date and continues for a period of five (5) years from the date the Product obtains approval from the United States Food and Drug Administration (“FDA”), with a minimum aggregate spend following any FDA approval equal to $36 million. The parties may mutually agree to extend the term by execution of an amendment at any time prior to its expiration. The MSA may be terminated: (i) by either party immediately upon an insolvency or bankruptcy event; (ii) by Emergent immediately if the Company fails to pay undisputed amounts within thirty (30) days after written notice; (iii) by either party for material breach, subject to a cure period of thirty (30) days (or up to ninety (90) days if diligently pursued); (iv) by mutual written agreement; or (v) by either party upon thirty (30) days’ notice if a force majeure event prevents performance for ninety (90) consecutive calendar days. Upon termination by Emergent for the Company’s insolvency, non-payment, or material breach, the Company must pay Emergent an amount equal to the minimum annual aggregate spend for each remaining calendar year of the term, less saved costs.

The applicable batch price and fees for commercial manufacturing services will be agreed upon in a subsequent amendment to the MSA. Development services pricing will be set forth in individual statements of work executed by the parties. Pricing is subject to annual adjustments.

Emergent has the sole and exclusive right to manufacture the Product during the term of the MSA. The Company may contract with a third party to establish an alternative manufacturing source. The Company may purchase from an alternative source in limited circumstances and in all cases, only in quantities that Emergent is unable or declines to manufacture.

The MSA includes customary mutual confidentiality obligations.

The foregoing description of the MSA does not purport to be complete and is qualified in its entirety by reference to the full text of the MSA, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Forward-Looking Statements

Certain statements made in this Current Report on Form 8-K that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “to be,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding future events, including statements about potential FDA approval and the future development of SAB-142 and the Company’s other product candidates.

These statements are based on the current expectations of SAB BIO and are not predictions of actual performance, and are not intended to serve as, and must not be relied on, by any investor as a guarantee, prediction, definitive statement, or an assurance, of fact or probability. These statements are only current predictions or expectations, and are subject to known and unknown risks, uncertainties and other factors which may be beyond our control. Actual events and circumstances are difficult or impossible to predict, and these risks and uncertainties may cause our or our industry’s results, performance, or achievements to be materially different from those anticipated by these forward-looking statements. A further description of risks and uncertainties can be found in the sections captioned “Risk Factors” in our most recent annual report on Form 10-K, subsequent quarterly reports on Form 10-Q, as may be amended or supplemented from time to time, and other filings with or submissions to, the U.S. Securities and Exchange Commission. Except as otherwise required by law, SAB BIO disclaims any intention or obligation to update or revise any forward-looking statements, which speak only as of the date they were made, whether as a result of new information, future events, or circumstances or otherwise.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Master Manufacturing Services Agreement, dated as of April 28, 2026, by and between SAB Biotherapeutics, Inc. and Emergent BioSolutions Canada Inc.*
104	Cover Page Interactive Data File-the cover page XBRL tags are embedded within the Inline XBRL document.

*As permitted by Regulation S-K, Item 601(b)(10)(iv)of the Securities Exchange Act of 1934, as amended, certain confidential portions of this exhibit have been redacted from the publicly filed document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAB Biotherapetuics, Inc.

Date:	May 4, 2026	By:	/s/ Samuel J. Reich
Samuel J. Reich Chief Executive Officer